Exhibit 99.1
Marathon Petroleum Corp. Reports Third-Quarter 2022 Results
•Net income attributable to MPC of $4.5 billion, or $9.06 per diluted share; reported adjusted net income of $3.9 billion, or $7.81 per diluted share
•Adjusted EBITDA of $6.8 billion; improving operational and commercial execution as the refining system ran at near full utilization to meet demand
•MPLX increases distribution 10%; MPC expects to receive a total of $2 billion on an annual basis
•Completed $15 billion return of capital commitment utilizing the proceeds from the Speedway divestiture; repurchased approximately 30% of outstanding shares
•Announced dividend increase of approximately 30% to $0.75 per share

FINDLAY, Ohio, Nov. 1, 2022 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $4.5 billion, or $9.06 per diluted share, for the third quarter of 2022, compared with net income attributable to MPC of $694 million, or $1.09 per diluted share, for the third quarter of 2021.
Adjusted net income was $3.9 billion, or $7.81 per diluted share, for the third quarter of 2022. This compares to adjusted net income of $464 million, or $0.73 per diluted share, for the third quarter of 2021. Adjusted results for third-quarter 2022 exclude net pre-tax benefits of approximately $1 billion and for third-quarter 2021 exclude pre-tax charges of $48 million. Adjustments are shown in the accompanying release tables.
Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $6.8 billion for the third quarter of 2022, compared with $2.4 billion for the third quarter of 2021.
“Market demand for our products remains strong, and our third-quarter results reflect our improving operational and commercial execution,” said President and Chief Executive Officer Michael J. Hennigan. “We completed our $15 billion share repurchase commitment and announced an increase to our quarterly dividend of approximately 30%.”

Results from Operations
Adjusted EBITDA from Continuing and Discontinued Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Refining & Marketing Segment
Segment income from operations	$4,625	$509	$12,527	$135
Add: Depreciation and amortization	459	462	1,395	1,406
Refining planned turnaround costs	384	205	680	378
Storm impacts	—	19	—	50
LIFO inventory charge	28	—	28	—
Refining & Marketing segment adjusted EBITDA	5,496	1,195	14,630	1,969

Midstream Segment
Segment income from operations	1,176	1,042	3,374	2,991
Add: Depreciation and amortization	322	329	983	994
Storm impacts	—	4	—	20
Midstream segment adjusted EBITDA	1,498	1,375	4,357	4,005

Subtotal	6,994	2,570	18,987	5,974
Corporate	(173)	(186)	(494)	(523)
Add: Depreciation and amortization	13	32	40	95
Adjusted EBITDA from continuing operations	$6,834	$2,416	$18,533	$5,546

Speedway
Speedway	$—	$—	$—	$613
Add: Depreciation and amortization	—	—	—	3
Adjusted EBITDA from discontinued operations	$—	$—	$—	$616

Adjusted EBITDA from continuing and discontinued operations	$6,834	$2,416	$18,533	$6,162

Refining & Marketing (R&M)
Segment adjusted EBITDA was $5.5 billion in the third quarter of 2022, versus $1.2 billion for the third quarter of 2021. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $384 million in the third quarter of 2022 and $205 million in the third quarter of 2021. The increase in segment adjusted EBITDA was driven by higher margins and volumes.
R&M margin was $30.21 per barrel for the third quarter of 2022, versus $14.51 per barrel for the third quarter of 2021. Crude capacity utilization was approximately 98%, resulting in total throughput of 3.0 million barrels per day for the third quarter of 2022. This compares to crude capacity utilization of approximately 93% for the third quarter of 2021, which resulted in total throughput of 2.8 million barrels per day.
Refining operating costs per barrel were $5.63 for the third quarter of 2022, versus $4.97 for the third quarter of 2021. The majority of this increase was driven by higher energy costs, as well as $0.13 per barrel of non-recurring costs recorded in the quarter associated with a multi-year property tax assessment.
Midstream
Segment adjusted EBITDA was $1.5 billion in the third quarter of 2022, versus $1.4 billion for the third quarter of 2021, up roughly 9% year over year.
Corporate and Items Not Allocated
Corporate expenses totaled $173 million in the third quarter of 2022, compared with $186 million in the third quarter of 2021.
In the third quarter of 2022, items not allocated to segments include a $549 million non-cash gain for the contribution of the Martinez assets to the Martinez Renewables joint venture and a $509 million non-cash gain related to an MPLX LP (NYSE:MPLX) third-party contract reclassification(a). These have been excluded from the company’s adjusted results.
Speedway
This business was sold on May 14, 2021. Historic results are reported as discontinued operations.
Financial Position, Liquidity, and Return of Capital
As of September 30, 2022, MPC had $11.1 billion of cash, cash equivalents, and short-term investments and $5 billion available on its bank revolving credit facility. MPC debt at the end of the third quarter of 2022 totaled $6.9 billion, excluding MPLX debt. MPC’s gross debt-to-capital ratio, excluding MPLX debt, was 21% at the end of the third quarter of 2022.
In October, MPC completed its $15 billion return of capital commitment, having repurchased approximately 30% of outstanding shares as of the program commencement. The company has approximately $5 billion remaining available under its current share repurchase authorizations.
Today, MPC announced that the Board of Directors approved an increase to the quarterly dividend to $0.75 per share. The dividend is payable December 12, 2022 to shareholders of record on November 16, 2022.
Strategic and Operations Update
The Martinez Renewables joint venture with Neste closed on September 21, 2022. All required closing conditions were met, including the receipt of the necessary permits and regulatory approvals. The first phase of the Martinez renewables project facility is expected to be mechanically complete by year-end 2022. Initial production capacity is expected to be 260 million gallons per year of renewable fuels. Pretreatment capabilities are expected to come online in the second half of 2023 and the facility is expected to be capable of producing 730 million gallons per year by the end of 2023.
The Midstream segment remains focused on executing the strategic priorities of strict capital discipline, embedding a low-cost culture, and optimizing the portfolio. MPLX continues to evaluate opportunities to meet the needs of today and participate in an energy-diverse future.
(a) Gain triggered from the accounting for the reclassification from an operating to a sales-type lease.

Fourth Quarter 2022 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.30
Distribution costs (in millions)	$1,350
Refining planned turnaround costs (in millions)	$430
Depreciation and amortization (in millions)	$460

Refinery throughputs (mbpd):
Crude oil refined	2,690
Other charge and blendstocks	215
Total	2,905

Corporate (in millions)	$170

(a)Excludes refining planned turnaround and depreciation and amortization expense

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President
Brian Worthington, Manager
Kenan Kinsey, Analyst

Media Contact: (419) 421-3312
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions, diversity and inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors. In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: the continuance or escalation of the military conflict between Russia and Ukraine and related sanctions and market disruptions; general economic, political or regulatory developments, including inflation, rising interest rates and changes in governmental policies relating to refined petroleum products, crude oil, natural gas or NGLs, or taxation; continued or further volatility in and degradation of general economic, market, industry or business conditions; the magnitude, duration and extent of future resurgences of the COVID-19 pandemic and its effects; the regional, national and worldwide demand for refined products and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the success or timing of completion of ongoing or anticipated projects or transactions, including the conversion of the Martinez Refinery to a renewable fuels facility, and the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete such projects or consummate such transactions within the expected timeframe if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles, achieve our ESG plans and goals and realize the expected benefits thereof; accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2021, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.
Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share data)	2022	2021	2022	2021
Revenues and other income:
Sales and other operating revenues	$45,787	$32,321	$137,640	$84,647
Income from equity method investments	180	122	469	306
Net gain on disposal of assets	1,051	—	1,072	3
Other income	219	170	678	366
Total revenues and other income	47,237	32,613	139,859	85,322
Costs and expenses:
Cost of revenues (excludes items below)	38,821	29,563	118,096	77,824
Depreciation and amortization	794	836	2,418	2,551
Selling, general and administrative expenses	712	681	2,009	1,881
Other taxes	224	193	606	544
Total costs and expenses	40,551	31,273	123,129	82,800
Income from continuing operations	6,686	1,340	16,730	2,522
Net interest and other financial costs	240	328	814	1,053
Income from continuing operations before income taxes	6,446	1,012	15,916	1,469
Provision (benefit) for income taxes on continuing operations	1,426	(18)	3,507	21
Income from continuing operations, net of tax	5,020	1,030	12,409	1,448
Income from discontinued operations, net of tax	—	—	—	8,448
Net income	5,020	1,030	12,409	9,896
Less net income attributable to:
Redeemable noncontrolling interest	23	38	65	79
Noncontrolling interests	520	298	1,149	853
Net income attributable to MPC	$4,477	$694	$11,195	$8,964

Per share data
Basic:
Continuing operations	$9.12	$1.10	$21.18	$0.80
Discontinued operations	—	—	—	13.10
Net income per share	$9.12	$1.10	$21.18	$13.90

Weighted average shares outstanding (in millions)	491	633	528	645
Diluted:
Continuing operations	$9.06	$1.09	$21.04	$0.79
Discontinued operations	—	—	—	13.02
Net income per share	$9.06	$1.09	$21.04	$13.81

Weighted average shares outstanding (in millions)	494	637	532	649

Income Summary for Continuing Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Refining & Marketing	$4,625	$509	$12,527	$135
Midstream	1,176	1,042	3,374	2,991
Corporate	(173)	(186)	(494)	(523)
Income from continuing operations before items not allocated to segments	5,628	1,365	15,407	2,603
Items not allocated to segments:
Gain on sale of assets	1,058	—	1,058	—
Renewable volume obligation requirements	—	—	238	—
Litigation	—	—	27	—
Impairment and idling expenses	—	(25)	—	(81)
Income from continuing operations	$6,686	$1,340	$16,730	$2,522

Income Summary for Discontinued Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Speedway	$—	$—	$—	$613
Gain on sale of assets	—	—	—	11,682
Transaction-related costs	—	—	—	(46)
Income from discontinued operations	$—	$—	$—	$12,249

Capital Expenditures and Investments (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Refining & Marketing	$445	$228	$1,004	$538
Midstream	267	190	772	506
Corporate(a)	77	46	163	120
Speedway	—	—	—	177
Total	$789	$464	$1,939	$1,341

(a)Includes capitalized interest of $28 million, $18 million, $76 million and $48 million for the third quarter 2022, the third quarter 2021, the first nine months of 2022 and the first nine months of 2021, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Refining & Marketing margin, excluding LIFO inventory charge(a)	$30.31	$14.51	$28.08	$12.46
LIFO inventory charge	(0.10)	—	(0.03)	—
Refining & Marketing margin(a)	30.21	14.51	28.05	12.46
Less:
Refining operating costs, excluding storm impacts(b)	5.63	4.97	5.35	4.89
Distribution costs(c)	4.90	5.02	4.82	5.08
Other income(d)	(0.09)	(0.05)	(0.13)	(0.13)
LIFO inventory charge	(0.10)	—	(0.03)	—
Refining & Marketing adjusted EBITDA	19.87	4.57	18.04	2.62
Less:
Storm impacts on refining operating cost(e)	—	0.07	—	0.07
Refining planned turnaround costs	1.39	0.78	0.84	0.50
Depreciation and amortization	1.66	1.77	1.72	1.87
LIFO inventory charge	0.10	—	0.03	—
Refining & Marketing income from operations	$16.72	$1.95	$15.45	$0.18

Fees paid to MPLX included in distribution costs above	$3.34	$3.23	$3.36	$3.40

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.
(e)Storms in the first and third quarters of 2021 resulted in higher costs, including maintenance and repairs.

Refining & Marketing - Supplemental Operating Data	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Refining & Marketing refined product sales volume (mbpd)(a)	3,587	3,539	3,500	3,366
Crude oil refining capacity (mbpcd)(b)	2,887	2,874	2,887	2,874
Crude oil capacity utilization (percent)(b)	98	93	96	90

Refinery throughputs (mbpd):
Crude oil refined	2,823	2,684	2,781	2,594
Other charge and blendstocks	184	152	189	159
Net refinery throughput	3,007	2,836	2,970	2,753

Sour crude oil throughput (percent)	48	45	48	47
Sweet crude oil throughput (percent)	52	55	52	53

Refined product yields (mbpd):
Gasoline	1,501	1,451	1,507	1,404
Distillates	1,134	968	1,079	944
Propane	73	53	72	51
NGLs and petrochemicals	199	272	194	265
Heavy fuel oil	43	32	61	32
Asphalt	91	93	90	94
Total	3,041	2,869	3,003	2,790
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	97	61	77	55

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities. Excludes idled Martinez and Gallup facilities and our Dickinson plant in renewable diesel service.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs, refining depreciation and amortization expense and the estimated 2021 storm impacts.

Gulf Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$27.39	$13.03	$26.89	$10.65
Refining operating costs	4.14	4.06	4.17	3.97
Refining planned turnaround costs	1.31	0.13	0.91	0.47
Refining depreciation and amortization	1.16	1.42	1.28	1.47

Gulf Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Refinery throughputs (mbpd):
Crude oil refined	1,190	1,034	1,139	1,011
Other charge and blendstocks	171	110	156	108
Gross refinery throughput	1,361	1,144	1,295	1,119

Sour crude oil throughput (percent)	59	58	58	60
Sweet crude oil throughput (percent)	41	42	42	40

Refined product yields (mbpd):
Gasoline	655	544	635	520
Distillates	508	380	463	376
Propane	43	27	41	25
NGLs and petrochemicals	116	195	115	201
Heavy fuel oil	44	7	45	6
Asphalt	21	16	20	19
Total	1,387	1,169	1,319	1,147
Inter-region refinery transfers included in throughput and yields above (mbpd)	66	26	47	26

Mid-Continent Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$31.04	$15.44	$27.14	$13.46
Refining operating costs	5.36	4.27	4.99	4.30
Refining planned turnaround costs	1.47	1.66	0.74	0.69
Refining depreciation and amortization	1.53	1.50	1.54	1.59

Refinery throughputs (mbpd):
Crude oil refined	1,122	1,146	1,130	1,103
Other charge and blendstocks	66	61	65	55
Gross refinery throughput	1,188	1,207	1,195	1,158

Sour crude oil throughput (percent)	26	26	26	26
Sweet crude oil throughput (percent)	74	74	74	74

Refined product yields (mbpd):
Gasoline	601	613	615	602
Distillates	439	412	428	395
Propane	19	19	21	19
NGLs and petrochemicals	55	77	52	62
Heavy fuel oil	8	12	14	12
Asphalt	69	76	69	74
Total	1,191	1,209	1,199	1,164
Inter-region refinery transfers included in throughput and yields above (mbpd)	7	13	7	9

West Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$35.83	$15.56	$32.97	$14.08
Refining operating costs	8.88	7.87	8.11	7.63
Refining planned turnaround costs	1.17	0.12	0.78	0.12
Refining depreciation and amortization	1.30	1.36	1.35	1.50

Refinery throughputs (mbpd):
Crude oil refined	511	504	512	480
Other charge and blendstocks	44	42	45	51
Gross refinery throughput	555	546	557	531

Sour crude oil throughput (percent)	72	63	71	67
Sweet crude oil throughput (percent)	28	37	29	33

Refined product yields (mbpd):
Gasoline	280	294	287	282
Distillates	198	176	195	173
Propane	11	7	10	7
NGLs and petrochemicals	34	48	34	46
Heavy fuel oil	36	26	35	25
Asphalt	1	1	1	1
Total	560	552	562	534
Inter-region refinery transfers included in throughput and yields above (mbpd)	24	22	23	20

Midstream Operating Statistics (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Pipeline throughputs (mbpd)(a)	5,845	5,600	5,761	5,499
Terminal throughput (mbpd)	3,026	3,046	3,023	2,884
Gathering system throughput (million cubic feet per day)(b)	6,083	5,419	5,664	5,195
Natural gas processed (million cubic feet per day)(b)	8,516	8,383	8,401	8,375
C2 (ethane) + NGLs fractionated (mbpd)(b)	562	553	541	552

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (unaudited)

	September 30, 2022	June 30, 2022
(In millions)
Cash and cash equivalents	$7,376	$9,078
Short-term investments	3,759	4,241
MPC debt	6,923	6,999
MPLX debt	19,779	19,775
Total consolidated debt(a)	26,702	26,774
Redeemable noncontrolling interest	967	965
Equity	32,808	32,704
Shares outstanding	469	513

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.
Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Net income attributable to MPC	$4,477	$694	$11,195	$8,964
Pre-tax adjustments:
Gain on Speedway sale	—	—	—	(11,682)
Gain on sale of assets	(1,058)	—	(1,058)	—
LIFO inventory charge	28	—	28	—
Renewable volume obligation requirements	—	—	(238)	—
Litigation	—	—	—	—
Impairments	—	25	—	81
Storm impacts	—	23	—	70
Pension settlement	—	—	—	49
Transaction-related costs	—	—	—	46
Tax impact of adjustments(a)	227	(272)	279	3,271
Non-controlling interest impact of adjustments	183	(6)	183	(30)
Adjusted net income attributable to MPC	$3,857	$464	$10,389	$769

Diluted income per share	$9.06	$1.09	$21.04	$13.81
Adjusted diluted income per share(b)	$7.81	$0.73	$19.53	$1.18

(a)Income taxes for the three and nine months ended September 30, 2022 were calculated by applying a combined federal and state tax rate of 22% to the pre-tax adjustments. Income taxes for adjusted earnings for the three and nine months ended September 30, 2021 were calculated by applying a combined federal and state statutory tax rate of 24% to the adjusted pre-tax income. The corresponding adjustments to reported income taxes are shown in the table above.
(b)Weighted average diluted shares used for the adjusted net loss per share calculations do not assume the conversion of share-based awards, as the effect would be anti-dilutive.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA from Continuing Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Net income attributable to MPC	$4,477	$694	$11,195	$8,964
Net income attributable to noncontrolling interests	543	336	1,214	932
Income from discontinued operations, net of tax	—	—	—	(8,448)
Provision (benefit) for income taxes on continuing operations	1,426	(18)	3,507	21
Net interest and other financial costs	240	328	814	1,053
Depreciation and amortization	794	836	2,418	2,551
Refining planned turnaround costs	384	205	680	378
Storm impacts	—	23	—	70
LIFO inventory charge	28	—	28	—
Gain on sale of assets	(1,058)	—	(1,058)	—
Renewable volume obligation requirements	—	—	(238)	—
Litigation	—	—	(27)	—
Impairments	—	12	—	25
Adjusted EBITDA from continuing operations	$6,834	$2,416	$18,533	$5,546

Reconciliation of Income from Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Income from discontinued operations, net of tax	$—	$—	$—	$8,448
Provision for income taxes	—	—	—	3,795
Net interest and other financial costs	—	—	—	6
Depreciation and amortization	—	—	—	3
Gain on sale of assets	—	—	—	(11,682)
Transaction-related costs	—	—	—	46
Adjusted EBITDA from discontinued operations	$—	$—	$—	$616

Refining & Marketing Margin
Refining margin is defined as sales revenue less the cost of refinery inputs and purchased products.
Reconciliation of Refining & Marketing Income from Operations to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Refining & Marketing income from operations	$4,625	$509	$12,527	$135
Plus (Less):
Selling, general and administrative expenses	614	540	1,696	1,495
Income from equity method investments	(21)	(8)	(39)	(27)
Net gain on disposal of assets	—	(3)	(37)	(6)
Other income	(191)	(146)	(606)	(289)
Refining & Marketing gross margin	5,027	892	13,541	1,308
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,861	2,527	7,804	7,107
Depreciation and amortization	459	462	1,395	1,406
Gross margin excluded from and other income included in Refining & Marketing margin(a)	51	(58)	136	(353)
Other taxes included in Refining & Marketing margin	(40)	(38)	(132)	(104)
Refining & Marketing margin	8,358	3,785	22,744	9,364
LIFO inventory charge	28	—	28	—
Refining & Marketing margin, excluding LIFO inventory charge	$8,386	$3,785	$22,772	$9,364

Refining & Marketing margin by region:
Gulf Coast	$3,264	$1,339	$9,161	$3,176
Mid-Continent	3,373	1,695	8,801	4,223
West Coast	1,749	751	4,810	1,965
Refining & Marketing margin, excluding LIFO inventory charge	$8,386	$3,785	$22,772	$9,364

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.